SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT

                       Pursuant to Section 13 or 15d) of the
                          Securities Exchange Act of 1934

                                  Date of Report
                        (Date of earliest event reported)

                                   May 15, 1995

                                 HELIONETICS, INC.
              (Exact name of registrant as specified in its charter)

                                    California
                          (State of other jurisdiction of
                          incorporation or organization)


1-8355                                                          95-2629097
- --------------------                                   -------------------
(Commission File No.)                                      I.R.S. Employer
                                                       Identification No.)


                                2300 Main Street
                            Irvine, California  92714
                    (Address of principal executive offices)

                Registrant's telephone number including area code
                                 (714) 261-8313


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          HELIONETICS, INC.



Date: May 30, 1995        By: /s/ E. MAXWELL MALONE
                             -------------------------------
                             President and CEO



Item 2.  Acquisition or Disposition of Assets

         On May 15, 1995, the U.S. Bankruptcy Court (Middle District of Florida) has confirmed the plan of reorganization of Laser
Photonics Inc. (NASDAQ: LAZR), Orlando, by which the Company acquired 75% of the outstanding common stock of "reorganized" Laser Photonics (LPI) in exchange for a $1 million cash infusion of capital and the transfer to LPI of all of its common stock of AccuLase Inc. (AccuLase), a Helionetics subsidiary, representing
76% of the outstanding common stock of AccuLase.

         The remaining 25% of LPI's common stock was issued to LPI bondholders, unsecured creditors and existing stockholders.

         As part of the agreement, the Company will continue to provide ongoing funding for AccuLase's research, development and operational activities.

         Helionetics' Chairman Bernard B. Katz will assume the additional role of chairman and chief executive of LPI, Steven Qualls will continue as general manager and assume the additional duties of chief operating officer. Gordon A. Murray, Ph.D., an Orlando-based laser design consultant and internationally-known expert on excimer laser technology and medical laser systems, has been named chief scientific advisor. The Board of Directors of LPI has been reconstituted to consist of Bernard B. Katz, E. Maxwell Malone, Chaim Markheim, Dr. Gordon A. Murray and Steven Qualls.

         The Company obtained the $1 million capital infusion in accordance with the Plan as a result of a $1 million loan by Ms. Susan Barnes. Said loan is evidenced by a secured note bearing interest at 10% per annum. Ms. Susan Barnes is the wife of Mr. Bernard B. Katz.

         LPI designs, manufactures and markets solid state, diode and gas laser systems and accessories for application in the medical and scientific markets. The company reported sales (unaudited) for calendar year 1994 of $5.3 million and a loss of $600 thousands.
The Company's interest in acquiring LPI stemmed from what the Company characterized as "the scientific and technical synergism" that existed between the two companies. LPI's ability to manufacture AccuLase's excimer laser could prove of great economic value to the combined companies as Acculase's excimer laser technologies approach commercialization. The Company also believes that LPI's laser manufacturing capabilities could expedite
Acculase's commercialization of two techniques, transmyocardial revascularization (TMR) and laser angioplasty.

         The acquisition will be accounted for under the purchase method of accounting.

Item 3.  Financial Statements and Exhibits

         (a)  The financial statements and pro-forma financial

statements for Laser Photonics, Inc. are not available at this time, but will be filed as soon as practical, and in any event no later than 60 days from this date.

         (c)  Exhibits:
              (1) Third Amended Plan of Reorganization of LPI dated
                  February 16, 1995.
              (2) Third Amended Disclosure Statement of LPI dated
                  February 16, 1995.